Exhibit 23(h)(xvi) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K



                               FIRST AMENDMENT TO

                     AGREEMENT FOR TRANSFER AGENCY SERVICES



      THIS FIRST AMENDMENT TO AGREEMENT FOR TRANSFER AGENCY SERVICES (the "Amendment") between WESMARK FUNDS (the "Investment Company") and BOSTON FINANCIAL DATA SERVICES, INC., a Massachusetts corporation (the "Company") is made and entered into a of the 2nd day of July, 2004.



                                   WITNESSETH



      WHEREAS, the Investment Company and the Company are parties to that certain Agreement for Transfer Agency Services dated as of July 1, 2004 (the "Agreement");



      WHEREAS, Investment Company and Company wish to amend the Agreement on the terms and conditions set forth herein.



      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:



1.    Anti-Money Laundering.  The following Article 23 is hereby added after
Article 22 of the Agreement:



      "ARTICLE 23.  ANTI-MONEY LAUNDERING ("AML") DELEGATION.

           If the Investment Company elects to delegate to the Company certain AML duties under this Agreement, the parties will agree to such duties and terms as stated in the attached schedule ("Schedule 23" entitled "AML Delegation") which may be changed from time to time subject to mutual written agreement between the parties. In consideration of the performance of the duties by the Company pursuant to this Article 23, the Investment Company agrees to pay the Company for the reasonable administrative expense that may be associated with such duties as reflected on the Schedule A to the Agreement under Compliance.



2. Schedule 23. The attached Schedule 23 dated July 2, 2004 is hereby incorporated into the Agreement.



3. All defined terms and definitions in the Agreement shall be the same in this Amendment (the "Amendment") except as specifically revised by this Amendment; and



4. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.



                                     WESMARK FUNDS

                                     By:  /s/ George M. Polatas
                                     Name:  George M. Polatas
                                     Title:  Vice President



                                     BOSTON FINANCIAL DATA SERVICES, INC.

                                     By:  /s/ Sherri Cavallo
                                     Name:  Sherri Cavallo
                                     Title:  Vice President